NOTICE OF GUARANTEED DELIVERY


                                Offer to Exchange
        9.80% Senior Discount Notes Due 2008, Series B (CUSIP #749361AG6)
                  (Registered Under The Securities Act of 1933)
                       For Any and All of Its Outstanding
            9.80% Senior Notes Due 2008, Series A (CUSIP #749361AE1)
                                       of


                                 RCN CORPORATION


         This Notice of Guaranteed Delivery or one substantially equivalent hereto may be used to accept the Exchange Offer (as defined below) if (i) certificates for the 9.80% Senior Discount Notes due 2008, Series A (CUSIP #749361AE1) (the "Old Notes") of RCN Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit the holder's Old Notes or other required documents to reach The Chase Manhattan Bank (the "Exchange Agent") before the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus dated [ ], 1998 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of the Company.

<CAPTION
                        The Exchange Agent for the Exchange Offer is:
                                 THE CHASE MANHATTAN BANK

By Hand or Overnight Delivery:        Facsimile Transmissions:         By Registered Or Certified Mail:
                                    (Eligible Institutions Only)
   The Chase Manhattan Bank                                                The Chase Manhattan Bank
       55 Water Street                      212-638-7375                       55 Water Street
           Room 234                         212-344-9367                           Room 234
        North Building                                                          North Building
   New York, New York 10041                                                New York, New York 10041
                                       To Confirm by Telephone
          Attention:                  or for Information Call:                    Attention:

        Carlos Esteves                      212-638-0828                        Carlos Esteves


         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.


               THE FOLLOWING GUARANTEE MUST BE COMPLETED

                        GUARANTEE OF DELIVERY

               (Not to be used for Signature Guarantee)

         The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other documents required by such Letter of Transmittal, within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


-------------------------------------------------------------------------------

Name of Firm:____________________________     _________________________________
                                              (Authorized Signature)

Address:_________________________________     Title:___________________________

_________________________________________     Name:____________________________
                               (Zip Code)              (Please type or print)

Area Code and Telephone Number:

_________________________________________      Date:___________________________


Principal Amount of 9.80% Senior Discount
Notes due 2008, Series A (CUSIP #749361AE1): $_________________________________

-------------------------------------------------------------------------------


NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.